UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TASMAN METALS LTD.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

British Columbia (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

#1305 – 1090 West Georgia Street
Vancouver, British Columbia, V6E 3V7 CANADA
(604)685-9316
(Address and telephone number of Registrant’s principal executive offices)

Fay M. Matsukage, Dill Dill Carr Stonbraker & Hutchings, P.C.
455 Sherman Street, Suite 300, Denver, Colorado 80203
(303) 777-3737
(Name, address, and telephone number of agent for service)

______________________
With a copy to:

Fay M. Matsukage, Esq.
Dill Dill Carr Stonbraker & Hutchings, P.C.
455 Sherman Street, Suite 300
Denver, Colorado 80203
Telephone: (303)777-3737
Facsimile: (303)777-3823

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.[   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares
Warrants
Units
Total	US$25,000,000	100%	US$25,000,000	US$3,410

(1)
There are being registered under this registration statement such indeterminate number of Common Shares, Warrants, and Units as shall have an aggregate initial offering price not to exceed US$25,000,000. Any securities registered by this registration statement may be sold separately or in any combination or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in British Columbia and Alberta, but has not yet become final for the purpose of the sale of securities.  Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended.  The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This short form base shelf prospectus has been filed under legislation in British Columbia and Alberta that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information.  The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.  This short form base shelf prospectus constitutes an offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada.  Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of Tasman Metals Ltd. at Suite 1305-1090 West Georgia Street, Vancouver, British Columbia, V6E 3V7, telephone (604) 685-9316, and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	August 28, 2013

TASMAN   METALS   LTD
Strategic Metals	Strategic Locations

TASMAN METALS LTD.

Common Shares

Units

Warrants to Purchase Shares

$25,000,000

Tasman Metals Ltd. (the “Company,” “Tasman,” “we,” “us” or “our”) may offer and issue from time to time (the “Offering”) common shares (“Common Shares”) of our company (“Shares”), warrants to purchase Common Shares (“Warrants”) and units consisting of Shares and whole or partial Warrants (“Units”, and together with the Shares and the Warrants, the “Securities”) or any combination thereof for up to an aggregate initial offering price of $25,000,000 (or the equivalent thereof in other currencies) during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective.  Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale as set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

The specific terms of the Securities with respect to a particular Offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Shares, the number of Shares offered, the offering price, whether the Shares are being offered for cash, and any other terms specific to the Shares being offered, (ii) in the case of Warrants, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise and any other terms specific to the Warrants being offered, and (iii) in the case of Units, the number of Units offered, the offering price of the Units, the number, designation and terms of the Shares and Warrants comprising the Units and any procedures that will result in the adjustment of those numbers and any other specific terms applicable to the offering of Units.  Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus.  Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions.  We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws.  A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the Offering and sale of the Securities and will set forth the terms of the Offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The outstanding Common Shares are listed on the TSX Venture Exchange (the “TSXV”) under the symbol “TSM” and the NYSE MKT (the “NYSE MKT”) under the symbol “TAS” and are quoted on the Frankfurt Stock Exchange (the “FSE”) under the symbol “T61”.  On August 27, 2013 (the last trading day prior to the date of this Prospectus), the closing price of the Common Shares on: (i) the TSXV was $0.84; (ii) the NYSE MKT was US$0.77; and (iii) the FSE was €0.629.  We will apply to have any Shares distributed under this Prospectus listed on the TSXV and the NYSE MKT.  Any listing will be subject to Tasman fulfilling all of the listing requirements of the TSXV and the NYSE MKT, respectively.  Unless otherwise specified in the applicable Prospectus Supplement, no Securities, other than Shares, will be listed on any securities exchange.

The aggregate market value of our outstanding Common Shares held by non affiliates is US$44,540,359 based on 60,850,982 Common Shares outstanding as of August 8, 2013, of which 49,379,555 Common Shares are held by non affiliates, at a per share price of US$0.90 based on the closing sale price of our Common Shares on August 8, 2013.  In addition, as of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this Prospectus.

Our principal executive offices are located at #1305 – 1090 West Georgia Street, Vancouver, British Columbia V6E 3V7 (telephone 604-685-9316).

We have prepared this Prospectus in accordance with Canadian and United States disclosure requirements.  Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing and independence standards, and thus may not be comparable to financial statements of United States companies.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada.  Such consequences for purchasers who are resident in, or citizens of, the United States or who are resident in Canada may not be described fully herein or in any applicable

- ii -

Prospectus Supplement.  Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular Offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that Tasman is incorporated under the laws of the province of British Columbia, Canada, that the majority of our officers and directors are residents of Canada, that some or all of the underwriters, if any, or experts named in the Registration Statement (as defined below) are residents of a foreign country, and that all of our assets and some of said persons are located outside the United States.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission or Canadian securities regulator has approved or disapproved of the Securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offence.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves a high degree of risk and must be considered speculative due to the nature of our business and the present stage of exploration of our mineral properties.  Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus.  See “Risk Factors” beginning on page 6 of this Prospectus.

- iii -

You should rely only on the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement.  References to this “Prospectus” include documents incorporated by reference therein.  See “Documents Incorporated by Reference”.  The information in or incorporated by reference into this Prospectus is current only as of its date.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to offer these Securities.

- iv -

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Forward-looking Statements

This Prospectus, including the documents incorporated by reference herein, contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of Canadian and United States securities laws relating to us that are based on the beliefs and estimates of our management as well as assumptions made by and information currently available to us.  Such forward-looking statements include, but are not limited to statements concerning:

•	the completion of the Offering;

•	the use of proceeds of the Offering;

•	our plans for our mineral properties;

•	the future price of rare earth elements (“REE”);

•	market events and conditions;

•	the estimation of mineral reserves and mineral resources;

•	estimates of the time and amount of future REE production for specific operations;

•	estimated future exploration expenditures and other expenses for specific operations;

•	permitting timelines;

•	requirements for additional capital;

•	litigation risks;

•	currency fluctuations; and

•	environmental risks and reclamation costs.

When used in this Prospectus, any statements that express or involve discussions with respect to predictions, beliefs, plans, projections, objectives, assumptions or future events of performance (often but not always using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “strategy”, “goals”, “objectives”, “project”, “potential” or variations thereof or stating that certain actions, events, or results “may”, “could”, “would”, “might” or “will” be taken, occur, or be achieved, or the negative of any of these terms and similar expressions), as they relate to us or our management, are intended to identify forward-looking statements.

Such forward-looking statements reflect our current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions.  Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

•	risks relating to our ability to finance the exploration and development of our mineral properties;

•	risks relating to our exploration of our mineral properties and business activities;

•	risks and uncertainties relating to the interpretation of exploration results, geology, grade and continuity of our mineral deposits;

•	risks related to differences between United States and Canadian practices for reporting mineral resources and reserves;

•	risks related to title to our mineral properties and the ability to obtain the required mining leases and permits to develop our mineral properties;

•	risks related to mining operations in Sweden, Finland and Norway;

•	commodity price fluctuations;

•	currency fluctuations;

•	risks related to the price and volume volatility of the Common Shares;

•	risks related to governmental regulations, including environmental regulations and possible changes thereto;

•	risks related to possible reclamation activities on our properties;

•
our ability to attract and retain qualified management and our dependence upon such management in the development of our mineral properties and potential conflicts of interest involving such management;

•	risks related to the ability to maintain the listing of the Common Shares on the TSXV and NYSE MKT;

•	increased competition in the exploration industry; and

•	our lack of cash flow, history of losses and expectation of future losses.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.  This list is not exhaustive of the factors that may affect any of our forward-looking statements.  Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including without limitation, those referred to in this document under the heading “Risk Factors”, in the AIF (as defined below) and elsewhere.  The forward-looking statements in this Prospectus are based on the reasonable beliefs, expectations and opinions of management on the date the forward-looking statements are made, and, except as required by law, we do not assume any obligation to update forward-looking statements if circumstances or our management’s beliefs, expectations or opinions should change.

For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

Additional risks and uncertainties relating to us and our business can be found in the “Risk Factors” section of this Prospectus and in any applicable Prospectus Supplement, as well as in our other documents incorporated by reference herein.

CAUTIONARY NOTE REGARDING RESERVE AND RESOURCE DISCLOSURE

The terms “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) —  CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as may be amended from time to time by the CIM.  These definitions differ from the definitions in the United States Securities and Exchange Commission Industry Guide 7 (“SEC Industry Guide 7”) under the U.S. Securities Act of 1933 (the “U.S. Securities Act”).  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year history average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and normally are not permitted to be used in reports and registration statements filed with the SEC.  Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.  “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of an economic analysis, except a preliminary economic assessment provided certain additional disclosure requirements are met.  Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.  Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

Unless otherwise indicated, all mineral resource estimates included in this Prospectus or any Prospectus Supplement have been prepared in accordance with NI 43-101 and the CIM classifications system.  Accordingly, information contained in this Prospectus and the documents incorporated by reference herein containing descriptions of our mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

AVAILABLE INFORMATION

We file reports and other information with the securities commissions and similar regulatory authorities in British Columbia and Alberta, Canada (collectively, the “Commissions”).  These reports and information are available to the public free of charge on SEDAR at www.sedar.com.

We have filed a registration statement on Form F-3 relating to the Securities with the SEC (the “Registration Statement”).  This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC.  Statements included in this Prospectus or incorporated herein by reference about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance investors should refer to the exhibits for a more complete description of the matter involved.  Each such statement is qualified in its entirety by such reference.  Copies of the documents incorporated herein by reference may be obtained on request, orally or in writing, without charge, from our corporate secretary at Suite 1305 – 1090 West Georgia Street, Vancouver, British Columbia, Canada V6E 3V7, (604) 685-9316.

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), relating to foreign private issuers and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and securities regulatory authorities in Canada.  As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.

Investors may read any document that we have filed with the SEC at the SEC’s public reference room in Washington, D.C.  Investors may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee.  Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms.  Investors may read and download some of the documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

Readers should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement.  We have not authorized anyone to provide the reader with different information.  We are not making an offer of the Securities in any jurisdiction where the offer is not permitted.  Readers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law.  It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates.  Our business, financial condition, results of operations and prospects may have changed since those dates.

CURRENCY AND EXCHANGE RATES

Unless stated otherwise or the context otherwise requires, all references to “$” and dollar amounts in this Prospectus are references to Canadian dollars.  All references to “US$” are to United States dollars and all references to “€” are to European Euros.

The following table sets forth the rate of exchange for the United States dollar expressed in Canadian dollars in effect at the end of each of the periods indicated, the average of the exchange rates in effect on the last day of each month during each of the periods indicated, and the high and low exchange rates during each of the periods indicated based on the noon rate of exchange as reported by the Bank of Canada for the conversion of United States dollars into Canadian dollars.

	Year Ended August 31
	2012	2011	2010
Average rate for period	$1.0092	$0.9892	$1.0447
Rate at end of period	$0.9863	$0.9784	$1.0639
High for period	$1.0604	$1.0520	$1.1065
Low for period	$0.9752	$0.9449	$0.9961

The noon rate of exchange on August 27, 2013 as reported by the Bank of Canada for the conversion of United States dollars into Canadian dollars was US$1.00 equals $1.0503.

The following table sets forth the rate of exchange for the European Euro expressed in Canadian dollars in effect at the end of each of the periods indicated, the average of the exchange rates in effect on the last day of each month during each of the periods indicated, and the high and low exchange rates during each of the periods indicated based on the noon rate of exchange as reported by the Bank of Canada for the conversion of European Euros into Canadian dollars.

	Year Ended August 31
	2012	2011	2010
Average rate for period	$1.3143	$1.3802	$1.4302
Rate at end of period	$1.2405	$1.4093	$1.3515
High for period	$1.4111	$1.4305	$1.6025
Low for period	$1.2153	$1.2847	$1.2478

The noon rate of exchange on August 27, 2013 as reported by the Bank of Canada for the conversion of European Euros into Canadian dollars was €1.00 equals $1.4060.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the Commissions and filed with, or furnished to, the SEC.  Copies of the documents incorporated herein by reference may be obtained on request without charge from our corporate secretary at Suite 1305 – 1090 West Georgia St., Vancouver, British Columbia V6C 3V7, telephone (604) 685-9316.  Copies of these documents are also available through the Internet on the System for Electronic Document Analysis and Retrieval, which can be accessed online at www.sedar.com and on the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.

The following documents, which we filed or furnished with the Commissions and the SEC, as applicable, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)
Our annual information form dated November 20, 2012 for the year ended August 31, 2012 (the “AIF”) which was included as Exhibit 99.1 to the Annual Report on Form 40-F filed with the SEC on November 29, 2012 (File No. 001-35307);

(b)	Our annual report on Form 40-F for the fiscal year ended August 31, 2012, filed with the SEC on November 29, 2012 (File No. 001-35307);

(c)
Our audited consolidated financial statements for the years ended August 31, 2012 and August 31, 2011, which are included as Exhibit 99.2 to the Annual Report on Form 40-F filed with the SEC on November 29, 2012 (File No. 001-35307);

(d)
Our management discussion and analysis for the year ended August 31, 2012 (the “2012 MD&A”), which is included as Exhibit 99.3 to the Annual Report on Form 40-F filed with the SEC on November 29, 2012 (File No. 001-35307);

(e)
Our unaudited condensed consolidated financial statements for the nine-month period ended May 31, 2013, which were included as Exhibit 99.1 to the Report on Form 6-K furnished to the SEC on July 12, 2013 (File No. 001-35307);

(f)
Our management discussion and analysis for the nine-month period ended May 31, 2013 (the “May, 2013 MD&A”), which was included as Exhibit 99.2 to the Report on Form 6-K furnished to the SEC on July 12, 2013 (File No. 001-35307);

(g)
Our management information circular for the annual general meeting of shareholders held on March 14, 2013, which was included with the Report on Form 6-K furnished to the SEC on February 13, 2013 (File No. 001-35307);

(h)
Our material change report dated March 1, 2013, announcing the first independent mineral resource estimate for our 100% owned Olserum heavy rare earth element project in Sweden (the “Olserum REE Deposit”), which was included with the Report on Form 6-K furnished to the SEC on March 4, 2013 (File No. 001-35307);

(i)	Our Form 8-A Registration Statement filed with the SEC on September 27, 2011 (File No. 001-35307);

(j)
The amended and restated technical report entitled “Amended and Restated Preliminary Economic Assessment NI 43-101 Technical Report for the Norra Kärr (REE-Y-Zr) Deposit Gränna, Sweden” dated July 9, 2013 (the “Norra Kärr Report”) which was included as Exhibit 99.1 to the Report on Form 6-K furnished to the SEC on July 19, 2013 (File No. 001-35307);

(k)
The amended and restated technical report entitled “Amended and Restated Technical Report for Olserum REE Deposit, Southern Sweden” dated June 20, 2013 (the “Olserum Report”) which was included as Exhibit 99.1 to the Report on Form 6-K furnished to the SEC on July 19, 2013 (File No. 001-35307);

(l)
Our news release dated June 14, 2013 clarifying certain technical disclosure in response to comments from the British Columbia Securities Commission which was included with the Report on Form 6-K furnished to the SEC on June 14, 2013 (File No. 001-35307); and

(m)
Our news release dated July 11, 2013 related to the filing of the Norra Kärr Report and the Olserum Report which was included with the Report on Form 6-K furnished to the SEC on July 12, 2013 (File No. 001-35307).

A reference herein to this Prospectus also means any and all documents incorporated by reference in this Prospectus.  Any document of the type referred to above (excluding confidential material change reports), any business acquisition reports, the content of any news release disclosing financial information for a period more recent than the period for which financial statements are required and certain other disclosure documents as set forth in Item 11.1 of Form 44-101F1 of National Instrument 44-101 - Short Form Prospectus Distributions of the Canadian Securities Administrators filed by us with the Commissions or similar regulatory authorities in Canada after the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference in this Prospectus.

In addition, this Prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K filed by us pursuant to the U.S. Exchange Act prior to the termination of the offering made by this Prospectus.  We may incorporate by reference into this Prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this Offering.  Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus.  The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Upon a new annual information form or annual report on Form 20-F or Form 40-F and related annual consolidated financial statements being filed by us with the applicable securities regulatory authorities during the duration that this Prospectus is effective, the previous annual information form or annual report on Form 20-F or Form 40-F, the previous annual consolidated financial statements and all interim condensed consolidated financial statements, and in each case the accompanying management’s discussion and analysis, information circulars (to the extent the disclosure is inconsistent) and material change reports filed prior to the commencement of our financial year in which the new annual information form or annual report on Form 20-F or Form 40-F is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.  Upon interim condensed consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration that this Prospectus is effective, all interim condensed consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim condensed consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific terms of an Offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

RISK FACTORS

An investment in our Securities is highly speculative and subject to a number of known and unknown risks.  Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities.  You should carefully consider the risk factors set forth below along with the risk factors in the AIF, and the other information contained in this Prospectus, as updated by our subsequent filings under the U.S. Exchange Act, and the risk factors and other information contained in any applicable Prospectus Supplement, before purchasing any of our Securities.

Risks Related to the Securities

Loss of entire investment.

An investment in the Securities is speculative and may result in the loss of an investor's entire investment.  Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Securities.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

There is no public market for the Warrants or Units and, unless otherwise specified in the applicable Prospectus Supplement, we do not intend to apply for listing of these securities on any securities exchange.  If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities and other factors, including general economic conditions and our financial condition.  There can be no assurance as to the liquidity of the trading market for any Warrants or Units or that a trading market for these securities will develop.

Industry Risks

Mineral resource exploration is a high risk, speculative business.

Mineral resource exploration is a speculative business, characterized by a high number of failures.  Substantial expenditures are required to discover new properties and, where warranted, to develop the infrastructure, mining and processing facilities at any site chosen for mining.  Most exploration projects do not result in the discovery of commercially mineable ore deposits and no assurance can be given that any particular level of recovery or mineral reserves will in fact be realized by us or that any identified mineral deposit identified by us will ever qualify as a commercially mineable (or viable) ore body which can be economically and lawfully exploited.

Metal prices have fluctuated widely in the past and are expected to continue to do so in the future which may adversely affect our ability to finance activities and may adversely affect the amount of revenues derived from any future production at our properties.

The commercial feasibility of our properties and our ability to arrange funding to conduct our planned exploration activities is dependent on, among other things, the price of REE.  Depending on the price of REE, we may determine that it is impractical to commence or continue exploration or other activities on our mineral claims.  A reduction in the price of REE may prevent our mineral claims from being economically explored or result in the write-off of assets whose value is impaired as a result of low rare earth element prices.

The prices of REE fluctuate and are affected by numerous factors beyond our control, including, among others:

•	international economic and political conditions,

•	expectations of inflation or deflation,

•	international currency exchange rates,

•	interest rates,

•	global or regional consumptive patterns,

•	speculative activities,

•	levels of supply and demand,

•	increased production due to new mine developments,

•	decreased production due to mine closures,

•	improved mining and production methods,

•	availability and costs of REE substitutes,

•	inventory levels of REE maintained by producers and others, and

•	inventory carrying costs.

The effect of these factors on the price of REE cannot be accurately predicted.  If the price of REE decreases, the value of our assets would be materially and adversely effected, thereby materially and adversely impacting the value and price of our securities.

Exploration activities are subject to geologic uncertainty and inherent variability.

There is inherent variability between duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated.  There may also be unknown geologic details that have not been identified or correctly appreciated at the current level of delineation.  This results in uncertainties that cannot be reasonably eliminated from the estimation process.  Some of the resulting variances can have a positive effect and others can have a negative effect on mining and processing operations.

Increased operating and capital costs may adversely affect the viability of existing and proposed mining projects.

Increases in the prices of labour and materials, to some extent caused by an increase in commodity prices, including the prices of the REE being mined by the industry, may lead to significantly increased capital and operating costs for mining projects.  Increasing costs are a factor that must be built in to the economic model for any mining project.  Significant increases in operating costs have had the effect of reducing profit margins for some mining projects.  Accordingly increases in both operating and capital costs need to be factored into economic assessments of existing and proposed mining projects and may increase the financing requirements for such projects or render such projects uneconomic.

Company Risks

We are an exploration stage company with limited financial resources and if we are unable to secure additional funding and/or if our exploration programs are unsuccessful, our company may fail.

Mineral exploration involves significant risk and few properties that are explored are ultimately developed into producing mines.  Substantial expenditures may be required to establish ore reserves through drilling, to develop metallurgical processes to extract the metals from the ore and to construct the mining and processing facilities at any site chosen for mining.  Current exploration programs may not result in any commercial mining operation.

Our interests in unproved mineral claims are without a known body of commercial ore and the proposed programs are an exploratory search for ore.  We are presently carrying out exploration with the objective of establishing an economic body of ore.  If our exploration programs are successful, additional funds will be required for the development of an economic ore body and to place it into commercial production.  The only sources of future funds presently available to us are from the sale of equity capital, the exercise of warrants and options or the offering by us of an interest in our mineral claims to another party or parties.  If we are unable to secure additional funding, we may lose our interest in one or more of our mineral claims and/or may be required to cease operations.

Because we have limited financial resources and have not generated any revenue from our operations, we may not be able to continue our operations and an investment in our securities may be worthless.

We have limited financial resources, have a history of losses and have no source of operating cash flow.  We have not generated any revenues from our mineral claims and do not anticipate any in the foreseeable future.  Additional funding may not be available to us for further exploration of our mineral claims.  Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration of our projects with the possible loss of such interests.  Historically, the only source of funds available to us has been through the sale of our Common Shares.

As of May 31, 2013, we held $6,492,733 in cash and cash equivalents and had working capital of $6,241,592.  We will need to raise additional capital to fund further exploration activities.  We may not be able to raise the necessary funds, if any, and may not be able to raise such funds at terms which are acceptable to us.  In the event we are unable to raise adequate finances to fund our proposed activities, we may have to abandon one or more of our projects.  Any further additional equity financing we undertake may cause dilution to our shareholders.

We have a limited history as an exploration company and do not have any experience in putting a mining project into production.

We do not hold any mineral reserves and do not generate any revenues from production.  Our success will depend largely upon our ability to locate and develop commercially viable mineral reserves, which may never happen.  Further, putting a mining project into production requires substantial planning and expenditures and we do not have any experience in taking a mining project to production.  As a result of these factors, it is difficult to evaluate our prospects, and our future success is more uncertain than if we had a longer or more proven history.

We have operated at a loss since inception, expect to continue to incur losses and may never achieve profitability, which in turn may harm our future operating performance and may cause the market price of our Common Shares to decline.

We have incurred net losses every year since our inception on October 22, 2009, and as of August 31, 2012 had an accumulated deficit of $18,497,650.  We incurred a net loss of $9,874,037 for the year ended August 31, 2012 and $6,913,374 for the year ended August 31, 2011.  We currently have no commercial production and have never recorded any revenues from mining operations.  As of the date of this Prospectus, we have expensed our mineral exploration and development costs as they were incurred and, unless we change our accounting policies, we intend to continue to do so until such time as either mineral reserves are proven or permits to operate the mineral resource property are received and financing to complete development has been obtained.  We expect to continue to incur losses, and will continue to do so until such time, if ever, as our properties commence commercial production and generate sufficient revenues to fund continuing operations.

The development of new exploration or, if warranted, mining operations will require the commitment of substantial resources for operating expenses and capital expenditures, which may increase in subsequent years as we add, as needed, consultants, personnel and equipment associated with advancing exploration, development and commercial production of our properties.  The amounts and timing of expenditures will depend on the progress of ongoing exploration and development, the results of consultants’ analyses and recommendations, the rate at which operating losses are incurred, the execution of any joint venture or other agreements with others in the future, our acquisition of additional properties, and other factors, many of which are unknown today and may be beyond our control.  We may never generate any revenues or achieve profitability.  If we do not achieve profitability we will have to raise additional funds through future financings or shut down our operations.

Our mining lease with respect to the Norra Kärr Project is currently under appeal and the loss of such mining lease would prevent us from developing the Norra Kärr Project.

Our ability to develop the Norra Kärr project (as defined below) requires us to hold a valid mining lease.  We have been granted a mining lease with respect to the Norra Kärr project, however, this decision of the applicable authorities is currently under appeal.  In the event the appeal is successful and we are unable to overturn the appeal at a higher level, we will be unable to develop the Norra Kärr project.

Obtaining and Renewing of Government Permits

In the ordinary course of business, we are required to obtain and renew government permits for our exploration activities and will require permits for the development, construction and commencement of any mining operations. Obtaining or renewing the necessary governmental permits is a time-consuming process involving numerous regulatory agencies and involving public hearings and costly undertakings on our part. The duration and success of our efforts to obtain and renew permits are contingent upon many variables not within our control including the interpretation of applicable requirements implemented by the permitting authority. We may not be able to obtain or renew permits that are necessary to our operations, or the cost to obtain or renew permits may exceed what we believe we can ultimately recover from a given property once in production. Any unexpected delays or costs associated with the permitting process could delay the development or impede the operation of a mine.

We have a small staff and rely upon outside consultants to provide services to our company.

We have a relatively small staff and depend upon our ability to hire consultants with the appropriate background and expertise as they are required to carry out specific tasks.  Our inability to hire the appropriate consultants at the appropriate time could adversely impact our ability to advance our exploration activities.

Our activities are potentially subject to environmental liabilities, which would have an adverse effect on our financial condition and operations.

We are not aware of any claims for damages related to any impact that our operations have had on the environment but we may become subject to such claims in the future.  An environmental claim could adversely affect our business due to the high costs of defending against such claims and its impact on senior management's time.

We may be subject to legal proceedings.

Due to the nature of our business, we may be subject to numerous regulatory investigations, claims, lawsuits and other proceedings in the ordinary course of our business. The results of these legal proceedings cannot be predicted with certainty due to the uncertainty inherent in litigation, including the effects of discovery of new evidence or advancement of new legal theories, the difficulty of predicting decisions of judges and juries and the possibility that decisions may be reversed on appeal. There can be no assurances that these matters will not have a material adverse effect on our business.

Risks Related to Our Common Shares

We will need to raise additional capital through the sale of our securities, resulting in dilution to the existing shareholders, and if such funding is not available, our operations would be adversely effected.

We do not generate any revenues from production and do not have sufficient financial resources to undertake by ourselves all of our planned exploration programs.  We have limited financial resources and have financed our operations primarily through the sale of our securities such as Common Shares.  We will need to continue our reliance on the sale of our securities for future financing, resulting in potential dilution to existing shareholders.

Further exploration programs will depend on our ability to obtain additional financing which may not be available under favourable terms, if at all.  If adequate financing is not available, we may not be able to commence development or continue with our exploration programs.

Future sales of our Common Shares into the public market by holders of our options and warrants may lower the market price, which may result in losses to our shareholders.

As of June 30, 2013, we had 60,850,982 Common Shares issued and outstanding.  In addition, as of June 30, 2013, 3,781,500 Common Shares were issuable upon exercise of outstanding stock options, all of which may be exercised in the future resulting in dilution to our shareholders.  As of June 30, 2013 we may issue stock options to purchase an additional 2,303,598 Common Shares under our existing stock option plan, subject to receipt of necessary approvals from the TSXV and the NYSE MKT.  In addition, as of June 30, 2013, there were 2,090,667 outstanding share purchase warrants to purchase our Common Shares at an exercise price of $1.85 per share.  See “Prior Sales”. As of August 8, 2013, our senior officers and directors beneficially owned, as a group, 13,110,010 Common Shares (21%), including stock options and warrants to acquire an additional 1,638,583 Common Shares.

Sales of substantial amounts of our Common Shares into the public market, by our officers or directors or pursuant to the exercise of options or warrants, or even the perception by the market that such sales may occur, may lower the market price of our Common Shares.

We have no history of paying dividends, do not expect to pay dividends in the immediate future and may never pay dividends.

Since incorporation, we have not paid any cash or other dividends on our Common Shares and do not expect to pay such dividends in the foreseeable future.  Our intention is that all available funds will be invested primarily to finance our mineral exploration programs.

Our Common Shares may not continue to be listed on the NYSE MKT.

Failure to meet the applicable maintenance requirements of the NYSE MKT could result in our Common Shares being delisted from the NYSE MKT.  For continued listing, the NYSE MKT requires, among other things, that a listed issuer which has sustained losses from continuing operations and/or net losses in its five most recent fiscal years maintains stockholders’ equity of at least US$6 million.  If our stockholders’ equity falls below US$6 million, we may be subject to suspension and/or delisting; however, the NYSE MKT generally will not suspend or delist an issuer if the issuer has: (1) a total market capitalization of at least US$50 million or total assets and revenue of US$50 million each in its last fiscal year, or in two of its last three fiscal years; and (2) the issuer has at least 1.1 million shares publicly held, a market value of publicly held shares of at least US$15 million and 400 round lot holders.  Additionally, the NYSE MKT may allow an issuer up to 18 months to regain compliance with its maintenance requirements.

If we are delisted from the NYSE MKT, our Common Shares may be eligible for trading on an over-the-counter market in the United States.  In the event that we are not able to obtain a listing on another U.S. stock exchange or quotation service for our Common Shares, it may be extremely difficult or impossible for shareholders to sell their Common Shares in the United States.  Moreover, if we are delisted from the NYSE MKT, but obtain a substitute listing for our Common Shares in the United States, it will likely be on a market with less liquidity, and therefore potentially more price volatility, than the NYSE MKT.  Shareholders may not be able to sell their Common Shares on any such substitute U.S. market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market.  As a result of these factors, if our Common Shares are delisted from the NYSE MKT, the price of our Common Shares is likely to decline.  In addition, a decline in the price of our Common Shares will impair our ability to obtain financing in the future.

Our Common Shares are listed for trading in the United States and may become subject to the SEC’s penny stock rules.

Transactions in securities that are traded in the United States by companies with net tangible assets of US$5,000,000 or less and a market price per share of less than US$5.00 that are not traded on NASDAQ or on other securities exchanges may be subject to the “penny stock” rules promulgated under the U.S. Exchange Act.  Unless an exemption is available, under these rules, among other things, broker-dealers must:

•	approve the customer for the specific penny stock transaction;

•	receive a written agreement from the customer to the transaction;

•	furnish the customer a disclosure document describing the risks of investing in penny stocks;

•	disclose to the customer the current market quotation, if any, for the penny stock;

•	disclose to the customer the amount of compensation the firm and its broker will receive for the trade; and

•	after executing the sale, send the customer monthly account statements showing the market value of each penny stock held in the customer's account.

As a result of these requirements, if our Common Shares are at such time subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in these shares in the United States may be significantly limited.  Accordingly, the market price of the shares may be depressed, and investors may find it more difficult to sell the shares.

Risks for U.S. Holders

U.S. investors may not be able to enforce their civil liabilities against us or our directors and officers.

It may be difficult to bring and enforce suits against us, because we were amalgamated and exist under the laws of British Columbia and are situated in the Province of British Columbia, Canada and do not have assets located in the United States.

All of our assets are located outside the United States and all of our directors and officers are residents of countries other than the United States.  As a result, it may be difficult for investors to effect service of process on us or these persons within the United States or to realize in the United States upon judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or our officers and directors.  In addition, our U.S. shareholders should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors predicated upon the U.S. federal securities laws or other laws of the United States.

We are formed under the laws of British Columbia and our principal offices are located outside of the United States which could have negative tax consequences for U.S. investors.

We were formed under the laws of British Columbia and are located outside of the United States. Accordingly, U.S. investors in the Securities could be subject to negative tax consequences.  The applicable prospectus supplement will include a discussion of the material United States tax consequences relating to the purchase, ownership and disposition of any Securities offered thereby; however, investors should consult their own tax advisors as to the consequences of investing in Tasman.

There are differences in U.S. and Canadian reporting of Mineral Reserves and Mineral Resources.

Our mineral reserve and mineral resource estimates are not directly comparable to those made in filings subject to SEC reporting and disclosure requirements, as we report mineral reserves and mineral resources in accordance with the Canadian requirements set forth in NI 43-101.

See the “Cautionary note Regarding Reserve and Resource Disclosure” above.

THE COMPANY

Corporate Information

Pursuant to an amalgamation agreement dated June 30, 2009, (the “Amalgamation Agreement”) on October 22, 2009, Tasman Metals Ltd. (“PrivateCo”), a private company, amalgamated with Ausex Capital Corp. (“Ausex”) and Lumex Capital Corp. (“Lumex”), both TSXV listed companies, in accordance with the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”), to form our company under the name “Tasman Metals Ltd.” (the “Amalgamation”).

Ausex was incorporated pursuant to the provisions of the BCBCA on August 31, 2007, Lumex was incorporated pursuant to the provisions of the BCBCA on January 9, 2007 and PrivateCo was incorporated pursuant to the provisions of the BCBCA on August 27, 2007.

The head office and registered and records office of Tasman is Suite 1305, 1090 West Georgia Street, Vancouver, British Columbia, V6E 3V7.

Intercorporate Relationships

Tasman Metals AB, incorporated pursuant to the laws of Sweden, is our only subsidiary.  We own 100% of Tasman Metals AB.  Tasman Metals AB has an administrative office in Bollnäs, Sweden.

THE BUSINESS

Lumex completed its initial public offering on June 7, 2007.  Ausex completed its initial public offering on January 25, 2008.  Prior to the completion of the Amalgamation, Ausex was a Capital Pool Company as such term is defined in TSXV Policy 2.4 – Capital Pool Companies (“CPC”) with no tangible assets, Lumex was a CPC with no tangible assets and PrivateCo was a private company, at arm’s length to Ausex and Lumex, with its material assets in Sweden.  The Amalgamation of PrivateCo, Ausex and Lumex served as the “qualifying transaction” for both Ausex and Lumex under the policies of the TSXV (the “Qualifying Transaction”) and formed our company under the name “Tasman Metals Ltd.”.

We are a junior resource company engaged in the acquisition and exploration of unproven REE properties in Scandinavia.

Our principal asset is the 100% owned Norra Kärr REE-Zirconium (“Zr”) project in Sweden (the “Norra Kärr project”).  The Norra Kärr project is located in southern Sweden, 300 kilometres (“km”) southwest of the capital Stockholm and lies in mixed farming and forestry land.

We also hold a 100% interest in our Olserum heavy REE project (the “Olserum project”).  The Olserum project is located 100 km east of the Norra Kärr project and 200 km south-southwest of Stockholm.

Our Common Shares are listed on the TSXV and trade under the symbol of “TSM”.  We are a Tier 1 issuer on the TSXV.  Our Common Shares were quoted on the FSE on April 6, 2010 under the symbol “T61”.  On December 2, 2011, our Common Shares were listed for trading on the NYSE MKT under the symbol “TAS”.  Please refer to the headings “General Development of the Business” and “Description of the Business of the Company” in the AIF for a full description of our business.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no material changes to our operations that have occurred since August 31, 2012, and that have not been described in a report on Form 6-K furnished under the U.S. Exchange Act and incorporated by reference into this prospectus.

CONSOLIDATED CAPITALIZATION

The following table sets forth our capitalization and indebtedness as of May 31, 2013.  This table should be read in conjunction with our audited consolidated financial statements for the years ended August 31, 2012 and 2011, and our unaudited interim condensed consolidated financial statements as at and for the nine months ended May 31, 2013, which are incorporated by reference into this Prospectus.

May 31, 2013 $
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	418,581
TOTAL LIABILITIES	418,581
SHAREHOLDERS’ EQUITY
Share capital	20,299,802
Share-based payments reserve	9,056,102
Deficit	(22,526,286)
Accumulated other comprehensive loss	(83,219)
TOTAL SHAREHOLDERS’ EQUITY	6,746,399
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	7,164,980

There have been no material changes in our share and loan capital, on a consolidated basis, since the date of our unaudited interim condensed consolidated financial statements as at and for the nine month period ended May 31, 2013, which are incorporated by reference in the Prospectus.

DESCRIPTION OF SHARE CAPITAL

Common Shares

Our authorized share capital consists of an unlimited number of Common Shares without par value.

The following table sets forth information about our share capital as of June 30, 2013, and May 31, 2013:

	June 30, 2013	May 31, 2013

Number of Common Shares Authorized	Unlimited	Unlimited

Par Value per Common Share	None	None

Number of Common Shares Issued and Fully-Paid	60,850,982	60,850,982

Rights and Restrictions of Common Shares

The holders of the Common Shares are entitled to receive notice of all shareholder meetings and to attend and vote at such meetings.  Registered shareholders are entitled to one vote for each Common Share held on all matters to be voted on by the shareholders.  Each Common Share is equal to every other Common Share and, subject to the rights of holders of shares ranking senior to the Common Shares, if any, each Common Share is entitled to receive pro rata such dividends as may be declared by the board of directors out of funds legally available therefore and to participate equally in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or any other distribution of our assets among the shareholders for the purpose of winding up our affairs after we have paid out our liabilities.  Common Shares are not subject to call or assessment.  There are no pre-emptive or conversion rights, and no provisions for redemption, purchase or cancellation, surrender, sinking fund or purchase fund.  In addition, there are no provisions in our articles (“Articles”) discriminating against any existing or prospective holders of such securities as a result of a shareholder owning a substantial number of shares.

Convertible Securities

We also have Common Share purchase warrants and incentive stock options outstanding.

The following table summarizes information about the number of our warrants outstanding and exercisable as at June 30, 2013:

Number Outstanding(1)	Exercise Price $	Expiry Date

1,257,334	1.85	November 17, 2013
833,333	1.85	November 26, 2013
2,090,667
Note:

(1)	Each warrant is exercisable to purchase one Common Share.

Adjustments will be made in the exercise price and number of Common Shares deliverable upon the exercise of the outstanding warrants in the event of certain corporate transactions, such as, but not limited to, a subdivision or consolidation of the common shares or reorganization, reclassification of the capital, or merger or amalgamation with any other company.

As of June 30, 2013, the following incentive stock options to purchase Common Shares, granted by us under our stock option plan dated September 8, 2009, to our directors, officers, employees and consultants were outstanding:

Number Outstanding(1)	Exercise Price $	Expiry Date
96,500	1.40	December 24, 2013
665,000	1.40	January 6, 2014
250,000	3.45	January 6, 2014
100,000	1.40	July 15, 2014
100,000	4.22	July 15, 2014
200,000	1.40	August 9, 2014
50,000	3.20	August 9, 2014
60,000	1.40	August 22, 2014
100,000	3.37	September 13, 2014
285,000	1.40	December 6, 2014
250,000	1.40	January 9, 2015
445,000	2.13	January 9, 2015
700,000	2.70	January 9, 2015
50,000	1.40	February 27, 2015
200,000	1.87	May 3, 2015
50,000	1.40	September 13, 2015
25,000	1.44	October 31, 2015
30,000	1.07	February 11, 2016
125,000	0.66	April 12, 2016
3,781,500

Note:

(1)	Each stock option is exercisable to purchase one Common Share.

Adjustments will be made in the exercise price and number of Common Shares deliverable upon the exercise of the stock options in the event of certain corporate transactions, such as share recapitalization, subdivision or consolidation or if the outstanding Common Shares are changed into or exchanged for a different number of our shares or into or for other securities issued by us or another entity, whether through an arrangement, amalgamation or other similar procedure or otherwise.

Other Rights to Acquire Common Shares

We have entered into a purchase and sale agreement (the “Magnus Agreement”) with Magnus Minerals Oy (“Magnus”), a Finnish private company at arm’s-length to us, whereby we agreed to acquire nine mineral exploration licenses located in central Finland for a consideration of 60,000 Common Shares.  During the nine months ended May 31, 2013, we issued an initial 30,000 Common Shares (the “Magnus Shares”) to Magnus at an assigned value of $25,500.  The remaining 30,000 Common Shares will be issued to Magnus upon final granting of two exploration licenses.

USE OF PROCEEDS

Except as otherwise set forth in a Prospectus Supplement, Tasman intends to use the net proceeds from the sale of the Securities to continue to advance our Norra Kärr and Olserum projects as well as for additional exploration at other non-material properties as opportunities arise and for general administrative and corporate purposes.  Each Prospectus Supplement will contain specific information about the use of proceeds from the sale of the Securities under that Prospectus Supplement.

We expect that the proceeds from any Offering will be primarily used for funding of the exploration program for the Norra Kärr project, which will include, but not be limited to, ongoing metallurgical testing, geotechnical and hydrology studies, engineering, permitting and the preparation of a pre-feasibility study.

We may also use a portion of the proceeds of any Offering for further drilling and metallurgical testing at the Olserum project.

We had a negative operating cash flow for the year ended August 31, 2012. To the extent we have negative operating cash flows in future financial periods, we may need to deploy a portion of our existing cash reserves or identify additional sources of financing to fund such negative cash flows. See also “Risk Factors”.

All expenses relating to an Offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable Prospectus Supplement.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents.  Each Prospectus Supplement will set forth the terms of the Offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.  The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.  If, in connection with the offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable

Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any Offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular Offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF SECURITIES

Shares

We may issue Shares.  Shares may be offered separately or together with other Securities and may be attached to or separate from any other Securities.  See “Description of Share Capital – Common Shares” for a description of the general terms that will apply to any Shares issued pursuant to this Prospectus.  The Shares to be issued in connection with any Offering hereunder will be authorized by our board of directors (the “Board”) at such time as the Board determines to conduct an Offering hereunder.

Warrants

We may issue Warrants to purchase Common Shares.  This section describes the general terms that will apply to any Warrants issued pursuant to this Prospectus.  Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities.

Each series of Warrants may be issued under a separate warrant indenture to be entered into between us and one or more banks or trust companies acting as Warrant agent.  The Warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants.

The applicable Prospectus Supplement will include details of the warrant indentures, if any, governing the Warrants being offered.  The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement.  The Prospectus Supplement relating to any Warrants we offer will describe the Warrants and the specific terms relating to the Offering.  The description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the designation, number and terms of the Common Shares that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants and any provisions for changes or adjustments in the exercise price;

•	the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;

•	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	material United States and Canadian federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement.  Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares.  We may amend the warrant indenture(s), if any, and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

Units

We may issue Units, which may consist of one or more Shares, Warrants or any combination of Securities as is specified in the relevant Prospectus Supplement.  In addition, the relevant Prospectus Supplement relating to an Offering of Units will describe all material terms of any Units offered, including, as applicable:

•	the designation and aggregate number of Units being offered;

•	the price at which the Units will be offered;

•	the designation, number and terms of the Securities comprising the Units and any agreement governing the Units;

•	the date or dates, if any, on or after which the Securities comprising the Units will be transferable separately;

•	whether we will apply to list the Units on any exchange;

•	material income tax consequences of owning the Units, including, how the purchase price paid for the Units will be allocated among the Securities comprising the Units; and

•	any other material terms or conditions of the Units.

TRADING PRICE AND VOLUME

The outstanding Common Shares are listed on the TSXV under the symbol “TSM” and on the NYSE MKT under the symbol “TAS”.  The outstanding Common Shares are quoted on the FSE under the symbol “T61”.  The following tables set forth information relating to the trading of the Common Shares on the TSXV and the NYSE MKT for the periods indicated.

TSX Venture Exchange – TSM

Month	High $	Low $	Close $	Volume

2012
August	1.58	1.26	1.56	785,750
September	1.97	1.40	1.58	1,357,608
October	1.63	1.40	1.44	858,018
November	1.46	0.98	1.20	1,287,464
December	1.38	1.06	1.17	910,560
2013
January	1.38	1.09	1.17	1,129,535
February	1.24	0.90	0.95	780,697
March	1.10	0.75	0.80	952,765
April	0.80	0.51	0.61	983,137
May	0.98	0.56	0.72	794,741
June	0.77	0.57	0.57	328,232
July	0.92	0.53	0.92	780,222
August 1-27	0.95	0.76	0.84	367,196

NYSE MKT – TAS

Month	High US$	Low US$	Close US$	Volume

2012
August	1.59	1.29	1.59	1,157,683
September	2.04	1.43	1.60	1,859,421
October	1.66	1.42	1.44	742,600
November	1.48	0.96	1.19	1,527,785
December	1.40	1.06	1.18	1,168,622

2013
January	1.35	1.09	1.20	1,109,302
February	1.21	0.90	0.94	1,262,501
March	1.08	0.63	0.78	1,099,423
April	0.78	0.50	0.60	1,496,054
May	1.03	0.56	0.72	1,269,626
June	0.74	0.53	0.55	418,697
July	0.90	0.50	0.90	1,561,102
August 1-27	0.91	0.73	0.77	685,606

Financial Year Ended	High TSXV - NYSE(2)		Low TSXV - NYSE(2)		Close TSXV - NYSE(2)
August 31, 2012	$3.99	US$2.85	$1.26	US$1.24	$1.56	US$1.59
August 31, 2011	$5.98	n/a	$1.11	n/a	$3.94	n/a
August 31, 2010(1)	$1.50	n/a	$0.40	n/a	$1.21	n/a
August 31, 2009	n/a	n/a	n/a	n/a	n/a	n/a
August 31, 2008	n/a	n/a	n/a	n/a	n/a	n/a

Notes:

(1)	From November 3, 2009 to August 31, 2010.

(2)	From December 2, 2011 to August 31, 2012.

Quarterly (Quarter Ended)	High TSXV – NYSE		Low TSXV - NYSE		Close TSXV – NYSE

2013
First Quarter	$1.97	US$2.04	$0.98	US$0.96	$1.20	US$1.1915
Second Quarter	$1.24	US$1.40	$0.90	US$0.90	$0.95	US$0.94
Third Quarter	$1.10	US$1.08	$0.51	US$0.50	$0.72	US$0.7260

2012
First Quarter	$3.99	n/a	$1.52	n/a	$2.65	n/a
Second Quarter	$2.75	US$2.85(1)	$1.38	US$1.35(1)	$2.20	US$2.22(1)
Third Quarter	$2.75	US$2.77	$1.26	US$1.24	$1.43	US$1.38
Fourth Quarter	$1.74	US$1.71	$1.26	US$1.29	$1.56	US$1.59

2011
First Quarter	$3.88	n/a	$1.11	n/a	$3.08	n/a
Second Quarter	$5.91	n/a	$3.02	n/a	$4.95	n/a
Third Quarter	$5.98	n/a	$2.92	n/a	$5.10	n/a
Fourth Quarter	$5.15	n/a	$3.02	n/a	$3.94	n/a

Note:

(1)	From December 2, 2011 to February 29, 2012

PRIOR SALES

During the 12 month period prior to the date of this Prospectus, we have issued Common Shares, or securities convertible into Common Shares, as follows:

Date Issued	Number of Securities Issued	Issuance/Exercise Price Per Security
May 27, 2013	30,000 Shares(1)	$0.85(1)
April 12, 2013	125,000 Options(2)	$0.66
February 11, 2013	30,000 Options(2)	$1.07
January 21, 2013	75,000 Options(4)	$0.10
October 31, 2012	25,000 Options(2)	$1.44
October 22, 2012	1,257,334 Warrants(3)	$1.85
October 22, 2012	833,333 Warrants(3)	$1.85
October 22, 2012	1,100,000 Options(4)	$0.25
October 5, 2012	75,000 Options(4)	$0.25
September 13, 2012	50,000 Options(2)	$1.40
Notes:

(1)
Magnus Shares issued pursuant to the Magnus Agreement for the purchase of the Korsnäs South, Siilinjärvi and Laivajoki projects in Finland.  The Price Per Security is the deemed value at the time of issuance of the Common Shares.  Pursuant to the Agreement, 30,000 Common Shares remain to be issued to Magnus.  See “Description of Share Capital – Other Rights to Acquire Common Shares”.

(2)	Grant of incentive stock options.
(3)
We extended the expiry date on 1,257,334 warrants expiring on November 17, 2012 to a revised expiry date of November 17, 2013 and on 833,333 warrants expiring on November 26, 2012 to a revised expiry date of November 26, 2013.  All other terms of the warrants remained the same.

(4)	Exercise of incentive stock options.

For the fiscal years ended August 31, 2010, 2011, and 2012 and the period from September 1, 2012 through May 31, 2013, we issued the following Common Shares:

Period	Nature of Share Issuance	Number of Common Shares Issued	Gross Proceeds to Company
September 1, 2012 - May 31, 2013	Exercise of Stock Options Exploration and evaluation assets	1,250,000 30,000(1)	$301,250 $25,500
Fiscal Year Ended August 31, 2012	Exercise of Warrants Exercise of Stock Options Exploration and evaluation assets	983,275(2) 69,672 37,746(3)	$613,675 $6,967 $95,120
Fiscal Year Ended August 31, 2011	Private Placement Exercise of Stock Options Exercise of Warrants Exercise of Compensation Options	5,000,000(4) 1,587,844 9,261,043(5) 526,000(6)	$7,500,000 $371,914 $5,141,101 $131,500
Fiscal Year Ended August 31, 2010	Private Placement Exercise of Stock Options Exercise of Warrants Exercise of Compensation Options	18,000,000(7) 233,206 1,135,799(8) 40,000(9)	$5,350,000 $45,821 $434,639 $10,000
Notes:

(1)	The Magnus Shares. See note 1 in the above table.
(2)	Issued pursuant to the exercise of common share purchase warrants.
(3)	Issued to Norrsken Energy Ltd. in consideration for the acquisition of the Olserum project.
(4)	Issued pursuant to a non-brokered private placement completed on November 26, 2010.
(5)	Issued pursuant to the exercise of common share purchase warrants.
(6)
At total of 566,000 compensation options were issued in connection two non-brokered private placements completed on October 29, 2009 (the “2009 Private Placements”) in connection with the Qualifying Transaction (the “Compensation Options”).

(7)	Issued pursuant to the 2009 Private Placements and a non-brokered private placement completed on March 29, 2010,
(8)	Issued pursuant to the exercise of common share purchase warrants.
(9)	Issued pursuant to the exercise of Compensation Options.

All of our outstanding Common Shares, incentive stock options and warrants have been issued in accordance with the pricing policies of the TSXV.  The TSXV’s policies allow for the issuance of securities at a discount from the market price.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of $25,000,000 of Securities under the Offering.

SEC registration fees	$3,581.53(1)
Initial Canadian securities regulatory fees	$4,351
Additional Canadian securities regulatory fees	(2)
TSXV Listing fees	(2)
NYSE MKT Listing fees	(2)
Printing Expenses	(2)
Legal fees and expenses	(2)
Accountants’ fees and expenses	(2)
Transfer agent fees and expenses	(2)
Engineering fees and expenses	(2)
Miscellaneous	(2)
Total	$ (2)
Notes:

(1)           Based on August 27, 2013 noon exchange rate ($1.00 equalled US$0.9521).
(2)	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

GOVERNING CORPORATE DOCUMENTS

General Overview

As a result of the Amalgamation, Tasman continued as a company under the BCBCA on October 22, 2009, under incorporation number BC0864416.  See “The Company”.

The following is a summary of certain provisions of our Articles and the BCBCA, applicable to us:

Director’s power to vote on a proposal, arrangement or contract in which the director is materially interested.

Under the BCBCA, subject to certain exceptions, a director or senior officer of our company must disclose any material interest that he personally has, or that he as a director or senior officer of another corporation has in a contract or transaction that is material to us and which we have entered into or proposes to enter into.

A director or senior officer of our company does not hold a disclosable interest in a contract or transaction if:

•
the situation that would otherwise constitute a disclosable interest arose before the coming into force of the BCBCA, and the interest was disclosed and approved under, or was not required to be disclosed under legislation that applied to us before the coming into effect of the BCBCA;

•	both Tasman and the other party to the contract or transaction are wholly-owned subsidiaries of the same corporation;

•	we are a wholly-owned subsidiary of the other party to the contract or transaction;

•	the other party to the contract or transaction is a wholly-owned subsidiary of our company; or

•	the director or senior officer is the sole shareholder of Tasman or of a corporation of which we are a wholly-owned subsidiary.

A director or senior officer of our company does not hold a disclosable interest in a contract or transaction merely because:

•
the contract or transaction is an arrangement by way of a security granted by us for money loaned to, or obligations undertaken by, the director or senior officer, or a person in whom the director or senior officer has a material interest, for the benefit of us or our affiliates;

•	the contract or transaction relates to an indemnity or insurance under the BCBCA;

•	the contract or transaction relates to the remuneration of the director or senior officer, in that person’s capacity as director, officer, employee or agent of our company or of one of our affiliates;

•
the contract or transaction relates to a loan to us, and the director or senior officer, or a person in whom the director or senior officer has a material interest, is or is to be a guarantor of some or all of the loan; or

•
the contract or transaction has been or will be made with or for the benefit of a corporation that is affiliated with us and the director or senior officer is also a director or senior officer of that corporation or an affiliate of that corporation.

A director or senior officer who holds such a material interest must disclose the nature and extent of such interest in writing.  The disclosure must be evidenced in writing in a consent resolution, the minutes of a meeting or any other record deposited with our record office.  A director who has a disclosable interest in a contract or transaction is not entitled to vote on any directors’ resolution to approve that contract or transaction, but may be counted in the quorum at the directors’ meeting at which such vote is taken.

Additionally, all related party transactions are subject to review by the audit committee of the Board.

Directors’ power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body.

The compensation of the directors is decided by the directors unless the board of directors specifically requests approval of the compensation from the shareholders.  If the issuance of compensation to the directors is decided by the directors, a quorum is the majority of the directors in office.  Our Articles do not require that the compensation of any director be approved by disinterested directors.

We have a compensation committee which is currently composed of three independent directors.  The compensation committee makes recommendations to the Board with respect to compensation, including incentive stock options, of our directors and executive officers.

Borrowing powers exercisable by the directors and how such borrowing powers may be varied.

We, if authorized by the directors, may:

•	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

•
issue bonds, debentures and other debt obligations either outright or as security for any of our liabilities or obligations or any liabilities or obligations of any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

•	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

•
mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of our company.

The borrowing powers may be varied by amendment to our Articles which requires approval of our shareholders by special resolution, being a resolution passed by at least 2/3 majority of the votes cast on the resolution (a “Special Resolution”).

Retirement and non-retirement of directors under an age limit requirement.

There are no such provisions applicable to us under the Notice of Articles, Articles or the BCBCA.

Number of Common Shares required for a director’s qualification.

Under our Articles, our directors are not required to hold any of our Common Shares as qualification for service on the board of directors.

Alienability of Shares

There are no limitations on the alienability of our Common Shares; however, pursuant to Article 26 of our Articles, if we are not a public company or a pre-existing reporting company which has the statutory reporting company provisions as part of its Articles or to which the statutory reporting company provisions apply, no share or “transfer restricted security” (as defined below) may be sold, transferred or otherwise disposed of without the consent of our board of directors and the board of directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.  A “transfer restricted security” is defined as:

•	a share of our company;

•	a security of our company convertible into shares of our company;

•
any other security of our company which must be subject to restrictions on transfer in order for us to satisfy the requirement for restrictions on transfer under the “private issuer” exemption of Canadian securities legislation or under any other exemption from prospectus or registration requirements of Canadian securities legislation similar in scope and purpose to the “private issuer” exemption.

For the purposes of Article 26 of our Articles, “security” has the meaning assigned in the Securities Act (British Columbia).

Changes to Rights and Restrictions of Common Shares

Under the BCBCA and our Articles, if we wish to change the rights and restrictions of the Common Shares, we may do so by Special Resolution either: (a) approved by at least 2/3 of the votes cast by shareholders on the resolution; or (b) consented to in writing by all of the shareholders holding shares that carry the right to vote at general meetings.

Dividend Record

We have not paid any dividends on our Common Shares.  Payment of any dividends on the Common Shares in the future, if any, will, subject to the BCBCA and pursuant to our Articles, be at the discretion of the board of directors as it may consider appropriate, provided that no such dividend may be declared or paid if there are reasonable grounds for believing that: (a) we are insolvent; or (b) the payment of the dividend would render us insolvent.

Ownership of Securities and Change of Control

Except for the Investment Canada Act, discussed below, there are no limitations on the rights to own securities, including the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities imposed by the laws of our jurisdiction of incorporation or by our constituent documents.

Any person who beneficially owns or controls, directly or indirectly, more than 10% of our Common Shares is considered an insider and must file an insider report with the British Columbia Securities Commission and the Alberta Securities Commission, within ten days of becoming an insider, disclosing any direct or indirect beneficial ownership of, or control over direction over securities of our company.  In addition, if we hold any of our own securities, we must disclose such ownership.

There are no provisions in our Articles that would have an effect of delaying, deferring or preventing a change in control of our company operating only with respect to an extraordinary transaction involving our company (or any of our subsidiaries), such as a merger, reorganization, tender offer, sale or transfer of all or substantially all of our assets or liquidation.

Meetings of the Shareholders

Annual and Extraordinary General Meetings

Under the BCBCA and our Articles, our annual general meeting is to be held once in each calendar year and not more than 15 months after the previous meeting.  Additionally, the board of directors may call a meeting of shareholders at any time.

We must give shareholders not less than 21 days’ notice of any meeting of the shareholders, so long as we are a public company, otherwise, we must provide shareholders with notice at least ten days in advance of a meeting.

The board of directors may fix in advance a date, which is no fewer than 21 days (or ten days if we are not a public company) or no more than two months (or in the case of a general meeting requisitioned by shareholders under the BCBCA, by no more than four months) prior to the date of the meeting, as the record date for determining shareholders entitled to notice of any meeting of shareholders.

In addition, the board of directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders.  The record date must not precede the date on which the meeting is held by more than two months or, in the case of a general meeting requisitioned by shareholders under the BCBCA, by more than four months.

Our quorum requirement is set forth in our Articles.  A quorum for a meeting of our shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued Common Shares entitled to be voted at the meeting.  If there is only one shareholder entitled to vote at a meeting of shareholders then: (1) the quorum is one person who is, or who represents by proxy, that shareholder; and (2) that shareholder, present in person or by proxy, may constitute the meeting.

Subject to any special rights or restrictions attached to any Common Shares and to the restrictions imposed on joint shareholders under our Articles:

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter shall have one vote;

(b)
on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

Subject to the BCBCA, pursuant to our Articles, every motion put to a vote at a meeting of shareholders will be decided by show of hands, unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting.  A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under our Articles, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Our board of directors is not separated into classes and there are no provisions which provide for cumulative voting in the election of directors.

Differences from Requirements in the United States

Except for our quorum requirements, voting  by a show of hands, certain restrictions on the alienability of shares, and the approval of amendments to our Articles, which are discussed above and in “Description of Share Capital – Common Shares – Rights and Restrictions of Common Shares”, there are no significant differences in the law applicable to our company, in the areas outlined above, in British Columbia versus the United States.  In most states in the United States, a quorum must consist of a majority of the shares entitled to vote.  Some states allow for a reduction of the quorum requirements to less than a majority of the shares entitled to vote.  Having a lower quorum threshold may allow a minority of the shareholders to make decisions about our company, management and operations.  In addition, most states in the United States provide for shareholder voting by number of shares held rather than by a show of hands.  Generally, securityholders of U.S. companies are not required by law to obtain board approval for a transfer of securities.  Generally, most states in the United States require amendments to a company’s articles of incorporation to be approved by at least a majority of the votes cast by the holders of the issued and outstanding shares.  Some states, or some older corporations, may require approval of amendments by 2/3 of the votes cast by the holders of the issued and outstanding shares.  In addition, in the United States voting by separate voting groups may be required on the approval of any such amendments.

MATERIAL CONTRACTS

Other than contracts entered into in the ordinary course of business, the only material contract to which we are a party is the Management Agreement between us and Sierra Peru Pty Ltd. dated October 1, 2010, pursuant to which we have retained the services of Mr. Mark Saxon as our President and CEO.  Under the terms of the agreement, we pay a monthly fee of $13,500 for Mr. Saxon’s services which shall continue until the agreement is terminated in accordance with the terms of the agreement. In addition, we have agreed to reimburse certain expenses incurred in connection with our business and to issue Mr. Saxon stock options as approved by the board of directors from time to time.  In the event that Mr. Saxon's services are terminated (i) by us without cause or (ii) in certain circumstances in connection with a change of control of Tasman, then we will be required to pay all accrued and unpaid compensation (and accrued expenses) plus 24 months compensation.  Sierra Peru Pty Ltd. is owned jointly by Mr. Saxon and Mr. Michael Hudson, a director of Tasman.

EXCHANGE CONTROLS

Canada has no system of exchange controls.  Other than set out below, there are no Canadian restrictions specifically targeted to restrict the repatriation of capital or earnings of a Canadian public company to non-resident investors, and there are no laws in Canada or exchange restrictions specifically targeted to restrict the remittance of dividends, profits, interest, royalties or other payments to non-resident holders of Common Shares.

Generally, a dividend paid by a corporation resident in Canada to a shareholder that is not resident in Canada is subject to a Canadian withholding tax equal to 25% of the gross amount of the dividend.  The rate of such withholding tax may be reduced by an applicable tax treaty between Canada and the country of residence of the shareholder.  If the Common Shares are considered to be “taxable Canadian property” for purposes of the Income Tax Act (Canada), and are not “treaty-protected property”, any capital gain realized by a non-resident on the disposition of the Common Shares may be taxable in Canada and, in some circumstances subject to certain reporting and withholding tax requirements in Canada.

There is no limitation imposed by the laws of Canada or by our charter or other constituent documents on the right of a non-resident to hold or vote the Common Shares, other than as provided in the Investment Canada Act.  The following discussion summarizes the principal features of the Investment Canada Act for a non-resident who proposes to acquire the Common Shares.

The Investment Canada Act generally prohibits implementation of a reviewable investment by an individual, government or agency thereof, corporation, partnership, trust or joint venture (each an “entity”) that is not a “Canadian” as defined in the Investment Canada Act (a “non-Canadian”), unless after review, the minister responsible for the Investment Canada Act is satisfied or deemed to be satisfied that the investment is likely to be of net benefit to Canada.

An investment in the Common Shares by a non-Canadian entity other than a “WTO Investor” (as that term is defined by the Investment Canada Act, and which term includes entities which are nationals of or are controlled by nationals of member states of the World Trade Organization) when we were not controlled by a WTO Investor, would be reviewable under the Investment Canada Act if it was an investment to acquire control of our company and the value of our assets, as determined in accordance with the regulations promulgated under the Investment Canada Act, was $5,000,000 or more, or if an order for review was made by the federal cabinet on the grounds that the investment related to Canada’s cultural heritage or national identity, regardless of the value of our assets.  An investment in the Common Shares by a WTO Investor, or by a non-Canadian entity when we were controlled by a WTO Investor, would be reviewable under the Investment Canada Act if it was an investment to acquire control of our company and the value of our assets, as determined in accordance with the regulations promulgated under the Investment Canada Act, was not less than a specified amount, which for the year 2013 is $344 million.

A non-Canadian entity would be deemed to acquire control of our company for the purposes of the Investment Canada Act if the non-Canadian entity acquired a majority of the Common Shares.  The acquisition of one-third or more, but less than a majority of the Common Shares, would be presumed to be an acquisition of control of our company unless it could be established that, on the acquisition, we were not controlled in fact by the acquirer through the ownership of the Common Shares.  The acquisition of less than one-third of our Common Shares is deemed not to be an acquisition of control of our company.

Certain transactions relating to the Common Shares would be exempt from the Investment Canada Act, including:  (a) an acquisition of the Common Shares by a person in the ordinary course of that person’s business as a trader or dealer in securities; (b) an acquisition of control of our company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions of the Investment Canada Act; and (c) an acquisition of control of our company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our company, through the ownership of the Common Shares, remained unchanged.

Inspection of Documents

Copies of the documents referred to in this Prospectus, or in the Registration Statement, may be inspected at our corporate office at Suite 1305 – 1090 West Georgia Street, Vancouver, British Columbia, Canada V6E 3V7, during normal business hours.

CERTAIN INCOME TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of any of the Securities offered by this Prospectus will be set forth in the applicable Prospectus Supplement relating to the Offering of those Securities.  You are urged to consult your own tax advisors prior to any acquisition of our Securities.

LEGAL MATTERS

Certain legal matters relating to the offering of Securities hereunder will be passed upon on our behalf by Gowling Lafleur Henderson LLP (“Gowlings”) with respect to Canadian legal matters.  Gowlings’ British Columbia office is located at Suite 2300, 550 Burrard Street, Vancouver.  At the date hereof, the partners and associates of Gowlings, as a group each beneficially own, directly or indirectly, less than one per cent of any of our outstanding securities or any associate or affiliate of our company and have no direct or indirect economic interest in our company that depends upon the success of the Offering of the Securities.

INTEREST OF EXPERTS

The following persons, firms or companies are named as having prepared or certified a report, valuation, statement or opinion in the Prospectus, either directly or in a document incorporated by reference and whose profession or business gives authority to the report, valuation, statement or opinion made by the person, firm or company and this information has been included in reliance on such persons’, firms’ and companies’ expertise:

Name	Description
Geoffrey Charles Reed, B App Sc, MAusIMM of Reed ReedLeyton Consulting(1)
An independent Qualified Person (as defined under NI 43-101) to our company who prepared or supervised: (i) the Norra Kärr Report; (ii) the Olserum Report; (iii) technical information in the 2012 MD&A; and (iv) technical information in the May, 2013 MD&A, each of which is incorporated by reference herein.

Name	Description
Paul A. Gates Runge Pincock Minarco Limited(2)
An independent Qualified Person (as defined under NI 43-101) to our company who prepared or supervised: (i) the Norra Kärr Report; and (ii) technical information in the 2012 MD&A, each of which is incorporated by reference herein.

Craig F. Horlacher Runge Pincock Minarco Limited(2)
An independent Qualified Person (as defined under NI 43-101) to our company who prepared or supervised: (i) the Norra Kärr Report; and (ii) technical information in the 2012 MD&A, each of which is incorporated by reference herein.

John Litz JE Litz and Associates(3)
An independent Qualified Person (as defined under NI 43-101) to our company who prepared technical information in: (i) the 2012 MD&A; and (ii)  the May, 2013 MD&A, each of which is incorporated by reference herein.

Mark Saxon, President, Chief Executive Officer and a director of our company and a Member of the Australasian Institute of Mining and Metallurgy
A non-independent Qualified Person (as defined under NI 43-101) who prepared or supervised the technical information in: (i) the AIF not derived from the Norra Kärr Report; (ii) the 2012 MD&A; and (iii) the May, 2013 MD&A, each of which is incorporated by reference herein.

(1)	PO Box 6071, Dural NSW 2158, Australia
(2)	165 South Union Blvd, Suite 950, Denver, CO 80228-2226
(3)	5906 McIntyre Street, Golden, CO 80403

Except as otherwise stated above, to our knowledge, none of the experts named in the foregoing section held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our company or one of our associates or affiliates other than Mark Saxon, our President and Chief Executive Officer who beneficially owns 3,011,623 Common Shares representing 4.92% of the issued and outstanding Common Shares as of the date of this Prospectus.  In addition, except for Mr. Saxon, to our knowledge, none of the experts named above was employed on a contingent basis or has a material, direct or indirect, economic interest in our company that depends on the success of the Offering of the Securities.

Except as otherwise stated above, none of the aforementioned persons, nor any director, officer, employee or partner, as applicable, of the aforementioned persons is currently expected to be elected, appointed or employed as a director, officer or employee of our company or of any associate or affiliate of our company.

In addition, D&H Group LLP, our external auditor, provided an auditor’s report on our audited consolidated financial statements for the financial years ended August 31, 2012 and 2011.

D&H Group LLP report that they are independent of our company in accordance with the rules of professional conduct of the Institute of Chartered Accountants of British Columbia and are an independent registered public accounting firm within the meaning of the U.S. Securities Act and the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States).

Each of the persons and entities listed above has consented to being named herein.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Our auditors are D+H Group LLP, Chartered Accountants, 10th Floor – 1333 West Broadway, Vancouver, British Columbia V6H 4C1.  D+H Group LLP has advised us that they are independent of our company within the rules of professional conduct of the Institute of Chartered Accountants in British Columbia, Canada.

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. of 3rd Floor, 510 Burrard Street, Vancouver, B.C. V6C 3B9.

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities.  This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment.  In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

CERTIFICATE OF THE COMPANY

Dated: August 28, 2013

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of the provinces of British Columbia and Alberta.

/s/ Mark Saxon	/s/ Nick DeMare
Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors of the Company

/s/ David Henstridge	/s/ Gillyeard Leathley
Director	Director

C-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Our articles of incorporation (the “Articles”) provide that we must indemnify a director, former director or alternate director of Tasman and his or her heirs and legal personal representatives against all judgment, penalty or fine awarded or imposed to which such person is or may be liable, by reason of the eligible party being or having been a director or alternate director of Tasman. We may indemnify any person under the Articles.  Under the Articles, we may, and do maintain a policy of insurance for the benefit of directors, officers and employees against liability incurred by him or her acting in their capacity as a director, officer or employee.

We are subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”). Under Section 160 of the Act, we may, subject to Section 163 of the Act, indemnify an individual who:

•	is or was a director or officer of our company;
•	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request; or
•	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

and includes the heirs and personal or other legal representatives of that individual (collectively, an “ eligible party”), against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of our company or an associated corporation, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (an “eligible proceeding”) to which the eligible party is or may be liable and we may, subject to Section 163 of the Act, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.
Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

•
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of our company or an eligible party:

•	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
•	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
•	order the enforcement of, or payment under, an agreement of indemnification entered into by us;
•	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or
•	make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under the Act, the Articles may affect our power or obligation to give an indemnity or pay expenses to the extent that the Articles prohibit giving the indemnity or paying the expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.

Item 9.  Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement for Common Shares, Warrants and/or Units
4.1**	Certificate of Amalgamation
4.2**	Amalgamation Application and Notice of Articles
4.3**	Articles dated October 22, 2009
4.4*	Form of Subscription Agreement
4.5*	Form of Warrant Agreement
4.6*	Form of Warrant Indenture
4.7*	Form of Warrant Certificate
4.8*	Form of Unit Agreement
4.9*	Specimen Stock Certificate
5.1	Opinion of Gowling Lafleur Henderson LLP as to legality of securities being issued
23.1	Consent of D&H Group LLP
23.2	Consent of Gowling Lafleur Henderson LLP (included in Exhibit 5.1)
23.4	Consent of Geoffrey C. Reed, B App Sc
23.5	Consent of Craig F. Horlacher
23.6	Consent of Paul A. Gates
23.7	Consent of Runge Inc. d.b.a. RungePinockMinarco
23.8	Consent of John Litz and J.E. Litz and Associates, LLC
23.9	Consent of ReedLeyton Consulting
24.1	Powers of Attorney (included in the signature page)
99.1	Registrant’s Application for Waiver of Requirements of Form 20-F, Item 8.A.4

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

** Previously filed as an exhibit to the registrant’s Registration Statement on Form 8-A, File No. 001-35307, filed with the Securities and Exchange Commission on September 27, 2011, and incorporated by reference herein.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Junortoun, Victoria, Australia, on August 28, 2013.

TASMAN METALS LTD.

By:	/s/ Mark Saxon
Mark Saxon
President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark Saxon and Nick DeMare, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark Saxon Mark Saxon	President, Chief Executive Officer and Director	August 28, 2013
/s/ Nick DeMare Nick DeMare	Chief Financial Officer and Director	August 28, 2013
/s/ David Henstridge David Henstridge	Non-Executive Chairman and Director	August 28, 2013
/s/ Michael Hudson Michael Hudson	Director	August 28, 2013
/s/ Robert Atkinson Robert Atkinson	Director	August 28, 2013
/s/ Gillyeard Leathley Gillyeard Leathley	Director	August 28, 2013

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Tasman Metals Ltd. in the United States, on August 28, 2013.

Puglisi & Associates

By:       /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement for Common Shares, Warrants and/or Units
4.1**	Certificate of Amalgamation
4.2**	Amalgamation Application and Notice of Articles
4.3**	Articles dated October 22, 2009
4.4*	Form of Subscription Agreement
4.5*	Form of Warrant Agreement
4.6*	Form of Warrant Indenture
4.7*	Form of Warrant Certificate
4.8*	Form of Unit Agreement
4.9*	Specimen Stock Certificate
5.1	Opinion of Gowling Lafleur Henderson LLP as to legality of securities being issued
23.1	Consent of D&H Group LLP
23.2	Consent of Gowling Lafleur Henderson LLP (included in Exhibit 5.1)
23.4	Consent of Geoffrey C. Reed, B App Sc
23.5	Consent of Craig F. Horlacher
23.6	Consent of Paul A. Gates
23.7	Consent of Runge Inc. d.b.a. RungePinockMinarco
23.8	Consent of John Litz and J.E. Litz and Associates, LLC
23.9	Consent of ReedLeyton Consulting
24.1	Powers of Attorney (included in the signature page)
99.1	Registrant’s Application for Waiver of Requirements of Form 20-F, Item 8.A.4

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

** Previously filed as an exhibit to the registrant’s Registration Statement on Form 8-A, File No. 001-35307, filed with the Securities and Exchange Commission on September 27, 2011, and incorporated by reference herein.